EXHIBIT 24

Hurco Companies, Inc.

Power of Attorney

The undersigned director and/or officer of Hurco Companies, Inc., an Indiana corporation (“Company”), does hereby make, constitute and appoint Michael Doar and Sonja K. McClelland, and each of them, the undersigned’s attorney-in-fact, with full power of substitution, for the undersigned in any and all capacities to sign and affix the undersigned’s name as such director and/or officer of said Company to (i) a Registration Statement or Registration Statements, on Form S-8 or other applicable form, and all amendments, including post-effective amendments, thereto regarding the Hurco Companies, Inc. 2016 Equity Incentive Plan (the “2016 Plan”) and (ii) one or more post-effective amendments to the Registration Statement on Form S-8 regarding the Hurco Companies, Inc. 2008 Equity Incentive Plan (the “2008 Plan”), each to be filed by said Company with the Securities and Exchange Commission (the “Commission”), Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, of shares of stock of the Company for issuance under the 2016 Plan (including shares remaining available for issuance under the 2008 Plan that are being carried over to the 2016 Plan) and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto the attorney-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, the undersigned have signed this Power of Attorney on this 10th day of March, 2016.

Signature	Title
/s/ Michael Doar	Chairman and Chief Executive Officer and Director
Michael Doar	(Principal Executive Officer and Director)

/s/ Sonja K. McClelland	Vice President, Secretary, Treasurer and Chief Financial Officer
Sonja K. McClelland	(Principal Financial and Accounting Officer)

/s/ Thomas A. Aaro	/s/ Richard Porter
Thomas A. Aaro Director	Richard Porter Director

/s/ Robert W. Cruickshank	/s/ Janaki Sivanesan
Robert W. Cruickshank Director	Janaki Sivanesan Director

/s/ Jay C. Longbottom	/s/ Ronald Strackbein
Jay C. Longbottom Director	Ronald Strackbein Director

/s/ Andrew Niner
Andrew Niner Director